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                              INDEMNIFICATION AGREEMENT


     This Agreement made this _____ day of June, 1988, between U. S. Bancorp, an Oregon corporation ("Bancorp"), and ______________________________
("Director").

     WHEREAS, Director is a member of the board of directors ("Board") of Bancorp and in such capacity is performing a valuable service for Bancorp;

     WHEREAS, the shareholders of Bancorp have adopted an amendment to Bancorp's articles of incorporation providing for the indemnification of directors as authorized by the Oregon Business Corporation Act ("Act");

     WHEREAS, said amendment and Section 60.414 of the Act are by their terms not exclusive and expressly recognize that agreements may be entered into between a corporation and its directors with respect to indemnification;

     WHEREAS, both Bancorp and Director recognize the increased risk of litigation and other claims being asserted against directors of public corporations; and

     WHEREAS, Bancorp has determined that it is in the best interests of Bancorp to enter into this Agreement in recognition of Director's need for substantial protection against personal liability in order to assure Director's continued service to Bancorp in an effective manner and to provide contractual assurance that such protection will be available to Director notwithstanding any amendment of the Act or Bancorp's articles of incorporation.

     NOW, THEREFORE, in consideration of Director's continued service as a member of the Board after the date of this Agreement, the parties hereto agree as follows:

     1. BASIC INDEMNITY. Subject to the exclusions in Section 6, Bancorp hereby agrees to hold harmless and indemnify Director and the estate or personal representative of Director to the full extent authorized or permitted by (i) the Act or any other applicable law or Bancorp's articles of incorporation or bylaws as in effect on the date hereof, or (ii) by any amendment thereof or other statutory provisions authorizing or permitting such indemnification adopted after the date hereof.

     2. MAINTENANCE OF INSURANCE. Bancorp presently has in effect policies of director and officer liability insurance ("D&O Insurance") in amounts satisfactory to Director. Subject to Section 3, Bancorp agrees that, so long as Director continues to serve as a director of Bancorp and thereafter so long as Director is subject to any possible Claim (as hereinafter defined), it will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policies of D&O

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Insurance providing coverage at least comparable to the coverage provided by the existing policies.

     3. SELF INSURANCE. Notwithstanding Section 2, Bancorp shall not be required to maintain in effect policies of D&O Insurance if such insurance is not reasonably available or if, in the reasonable business judgment of the then members of the Board, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance. In the event Bancorp does not maintain such insurance in effect, Bancorp agrees to hold harmless and indemnify Director and the estate and personal representative of Director to the full extent of the coverage provided by the existing policies of D&O Insurance. Anything in this Agreement to the contrary notwithstanding, to the extent and so long as Bancorp or any parent of Bancorp shall choose to maintain in effect any policy or policies of D&O Insurance while Director is subject to any possible Claim, Bancorp shall be required to maintain in effect similar and equivalent policies for the benefit of Director, whether more or less favorable to Director than the existing policies of D&O Insurance.

     4. ADDITIONAL INDEMNITY. Subject to the exclusions in Section 6 and without limiting Bancorp's obligations under Section 1, Bancorp hereby agrees to hold harmless and indemnify Director and the estate and personal representative of Director against all Liability (as hereinafter defined) incurred in connection with any Claim including, without limiting the generality of the foregoing, a Claim by or in the right of Bancorp.

     5. ADVANCEMENT OF EXPENSES. Bancorp shall, if requested by Director, pay all costs and expenses (including attorneys' fees) incurred by Director in investigating, defending or appealing any Claim in advance of the final disposition of a Claim. If required by the Act or other applicable statute, any such request shall be accompanied by a written affirmation of Director's good faith belief that Director has met the standard of conduct described in Section
60.391 of the Act. Bancorp shall pay any statement for such costs and expenses within 20 days after receipt of the statement. Director agrees to repay Bancorp for all costs and expenses paid by Bancorp pursuant to this Section 5 in the event and only to the extent that it is ultimately determined that Director is not entitled to be indemnified by Bancorp for such costs and expenses.

     6.  EXCLUSIONS.  No indemnity pursuant to Sections 1 or 4 shall be paid by
Bancorp:

          6.1. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.


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          6.2.  On account of acts or omissions by Director which are finally adjudged to have been not in good faith or to have involved intentional misconduct or a knowing violation of law.

          6.3. On account of any Liability arising under Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or any similar provision of federal or state statutory law.

     7. NOTIFICATION AND DEFENSE OF CLAIMS. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made under this Agreement, notify Bancorp of the commencement thereof; but the omission so to notify Bancorp will not relieve it from its obligations to Director under this Agreement unless Bancorp shall be prejudiced by reason of such omission. With respect to any such action, suit or proceeding as to which Director notifies Bancorp of the commencement thereof:

          7.1. Bancorp shall be entitled to participate therein at its own expense.

          7.2. Except as otherwise provided below, Bancorp jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Director. After notice from Bancorp to Director of its election to assume the defense thereof, Bancorp will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have no right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from Bancorp of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by Bancorp, (ii) Director shall have reasonably concluded that there may be a conflict of interest between Bancorp and Director in the conduct of the defense of such action or (iii) Bancorp shall not in fact have employed counsel reasonably satisfactory to Director to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Director shall be at the expense of Bancorp. Bancorp shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Bancorp or as to which Director shall have the right to employ counsel at Bancorp's expense pursuant to clause (ii) or (iii) above.

          7.3. Bancorp shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any Claim effected without its written consent. Bancorp shall not settle any Claim in any manner which would impose any penalty or limitation on Director without Director's


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     written consent.  Neither Bancorp nor Director will unreasonably withhold their consent to any proposed settlement.

     8. PARTIAL INDEMNITY; BURDEN OF PROOF. If Director is entitled under any provision of this Agreement to indemnification by Bancorp for a portion of the Liability incurred in connection with a Claim but not, however, for the total amount thereof, Bancorp shall nevertheless indemnify Director for the portion thereof to which Director is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Director has been successful on the merits or otherwise in defense of any Claim or in defense of any issue or matter therein, including dismissal without prejudice, Director shall be indemnified against all expenses incurred in connection therewith. In connection with any determination by the Board or otherwise as to whether Director is entitled to be indemnified under this Agreement, the burden of proof shall be on Bancorp to establish that Director is not so entitled.

     9. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Director did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     10. NONEXCLUSIVITY, ETC. The rights of Director hereunder shall be in addition to any other rights Director may have under the articles of incorporation or bylaws of Bancorp, the Act or otherwise.

     11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Bancorp or any affiliate of Bancorp against Director or the estate or personal representative of Director after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Bancorp or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     13. SUBROGATION. In the event of payment under this Agreement, Bancorp shall be subrogated to the extent of such payment to all of the rights of recovery of


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Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Bancorp effectively to bring suit to enforce such rights.

     14. NO DUPLICATION OF PAYMENTS. Bancorp shall not be liable under this Agreement to make any payment in connection with any Claim to the extent Director has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

     15. CONTINUATION OF AGREEMENT. All agreements and obligations of Bancorp contained herein shall continue during the period Director is a director of Bancorp and shall continue thereafter so long as Director is subject to any possible Claim.

     16. BINDING EFFECT, ETC. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, the assigns, estate and personal representative of Director, and the successors and assigns of Bancorp including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or a substantial part of the business and/or assets of Bancorp. Bancorp shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or a substantial part of the business and/or assets of Bancorp, by written agreement in form and substance satisfactory to Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Bancorp would be required to perform if no such succession had taken place; provided, however, that the failure of any successor to enter into any such written agreement shall not prejudice any of the rights of Director hereunder or relieve such successor of any of its obligations hereunder. This Agreement shall continue in effect regardless of whether Director continues to serve as a director of Bancorp.

     17. ATTORNEYS' FEES. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Bancorp shall reimburse Director for all of Director's reasonable fees and expenses at trial and on appeal in bringing and pursuing such action.

     18. SEPARABILITY. The parties intend this Agreement to be enforced as written; however (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court having jurisdiction, then the remainder of this Agreement or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by laws, and (ii) if any provision, or any part thereof, is held to be unenforceable because of the scope of indemnification, Bancorp and Director agree that the court making such


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determination shall have the power to reduce the scope of such provision, and in its reduced form such provision shall then be enforceable and shall be enforced.

     19. CERTAIN DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings indicated:

          19.1. "Claim" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, arising out of or related to the fact that Director is or was a director, officer, fiduciary, employee or agent of Bancorp or is or was serving at Bancorp's request as a director, officer, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprises.

          19.2. "Liability" means the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to any employee benefit plan, or reasonable expenses (including attorneys' fees).

     20. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Oregon without giving effect to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                             U. S. BANCORP


                                             By
                                                 -----------------------------
                                                                       Bancorp

                                             ---------------------------------
                                                                      Director


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